[LOGO] MINNESOTA CORN PROCESSORS, LLC
       901 NORTH HIGHWAY 59, MARSHALL, MN 56258-2744 PHONE: 507-537-2676
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DATE:    AUGUST  14, 2002

TO:      MCP SHAREHOLDERS

FROM:    /s/ L. DAN THOMPSON
         -------------------
         L. Dan Thompson, President & CEO

SUBJECT: ADM  PROPOSAL TO MCP

By this time you should have received your proxy with regard to the ADM proposal in the mail. If you have not received one, please contact immediately:

                              GEORGESON SHAREHOLDER
                                 17 STATE STREET
                               NEW YORK, NY 10004
                                 (800) 530-3351

I would like to encourage you to take the time to review the proxy material and attend one of the following informational meetings, if you have any questions with regard to the proposal:

AUGUST 20, 2002        2:00 P.M.     AGRICULTURAL PARK, COLUMBUS, NE
AUGUST 21, 2002        2:00 P.M.     JACKPOT JUNCTION, MORTON, MN
AUGUST 21, 2002        7:30 P.M.     BEST WESTERN MARSHALL INN, MARSHALL, MN
AUGUST 22, 2002        2:00 P.M.     HOLIDAY INN, WILLMAR, MN

ALSO, PLEASE KEEP IN MIND THAT YOUR PROXY CARD MUST BE RECEIVED BY ONE OF THE MEANS EXPLAINED WITH YOUR PROXY MATERIAL PRIOR TO OR AT THE SPECIAL MEETING AT 10:00 A.M. ON THURSDAY, SEPTEMBER 5TH. THIS IS THE DATE AND TIME THAT THE FINAL VOTES WILL BE COUNTED AND THE RESULTS OF THE VOTE WILL BE ANNOUNCED. PLEASE REMEMBER THAT THERE WILL NOT BE ANY OTHER BUSINESS CONDUCTED AT THE SPECIAL MEETING. THEREFORE, IF YOU HAVE ANY QUESTIONS, PLEASE PLAN TO ATTEND ONE OF THE SCHEDULED INFORMATIONAL MEETINGS.

THANK YOU FOR TAKING THE TIME TO VOTE. THIS IS A VERY IMPORTANT ISSUE TO YOU, AS A SHAREHOLDER, AND MCP AS A COMPANY.